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                                                                   EXHIBIT 10.12


                          PERSONAL GUARANTY AGREEMENT
                           (Payment and Performance)

         This Guaranty Agreement is made as of the 26th day of July, 1995, by and between Stephen T. Walker (hereinafter referred to as "Guarantor") and Mercantile-Safe Deposit and Trust Company, a Maryland banking institution (hereinafter referred to as the "Bank.")

                                    RECITALS

         a. Trusted Information Systems, Inc., a Maryland corporation (the "Borrower"), has requested a loan from the Bank in the amount of One Million Eight Hundred Thousand Dollars ($1,800,000.00) (the "Loan").

         b. The Bank is willing to make the Loan to the Borrower, pursuant to the terms and conditions of a Construction Loan Agreement between the Borrower and the Bank dated of even date herewith (the "Loan Agreement"), which Loan is evidenced by a Construction Loan Promissory Note executed by the Borrower in favor of the Bank as of the date hereof (the "Note"), but only if the Guarantor guarantees the Loan in accordance with the terms and conditions of this Guaranty Agreement.

         c. The Guarantor is the President and a Director of the Borrower and has ownership interests in the Borrower and will benefit from the making of the Loan to the Borrower. He is willing to give the guaranty requested so as to induce the Bank to make the Loan to the Borrower.

         NOW THEREFORE, in consideration of these premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor gives the following guaranty of payment and of performance to the Bank on behalf of the Borrower.

         Section 1. The Guaranty. The Guarantor unconditionally and irrevocably guarantees payment of any and all sums due and owing the Bank now or in the future as a result of the Loan described above to the Borrower (including any and all future loans from the Bank to the Borrower) including, but not limited to, all amounts of principal, interest, late charges, penalties, reimbursements, advancements, escrows, and fees. The Guarantor further unconditionally and irrevocably guarantees that all sums due and owing shall be paid when as due, whether by reason of installment, maturity, acceleration or otherwise, time being of the essence. The Guarantor still further unconditionally and irrevocably guarantees the prompt, complete, and strict performance by the Borrower of any and all of the terms, covenants, agreements and conditions contained in the Loan Agreement and other documents referred to therein (the "Loan Documents").

         Section 2. Nature of the Guaranty. The guaranty of the Guarantor hereunder shall be direct, immediate, and primary and is one of payment and not just collection.

         Section 3. Bank Need Not Pursue Against Borrower, Any Guarantor, or Collateral. The Bank shall be under no obligation to pursue the Bank's rights against the Borrower or any other guarantor or Guarantor or any of the Borrower's or any other guarantor's or Guarantor's collateral or any mortgage, deed of trust, pledge agreement or any other instrument securing the Loan before pursuing the Bank's rights against any Guarantor.

         Section 4. Accuracy of Representations. The Guarantor warrants that, to the best of his knowledge and belief, all of the Guarantor's representations and those of the Borrower made in obtaining the Loan from the Bank are true and correct and not knowingly misleading and Guarantor agrees to indemnify the Bank from any loss or expense as a result of any representation or statement of the Guarantor or of the Borrower being false, incorrect, or knowingly misleading.

         Section 5. Rights of Bank to Deal with Borrower, Guarantors, and Collateral. The Bank may without compromising, impairing, or in any way releasing the Guarantor from the Guarantor's obligations hereunder and without obtaining the prior approval of the Guarantor at any time or from time to time
(a) waive or excuse a default or defaults by the Borrower or any guarantor or Guarantor; (b) grant extensions of time for payment or
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performance by the Borrower or any guarantor or Guarantor; (c) release, substitute, or add collateral of the Borrower or any guarantor or Guarantor;
(d) release the Borrower or any guarantor or Guarantor; (e) modify, change or amend in any respect the Bank's agreement with the Borrower or any guarantor or Guarantor.

         Section 6. Waivers by the Guarantors. The guarantor or Guarantor waives (a) presentment and demand for payment of any sum due from the Borrower or any guarantor or Guarantor and protest of nonpayment; (b) notice of default by the Borrower or any guarantor or Guarantor; (c) DEMAND FOR PERFORMANCE BY THE BORROWER OR ANY GUARANTOR OR GUARANTOR; AND (d) ANY RIGHT TO A JURY TRIAL IN ANY ACTION BROUGHT AT ANY TIME OR FROM TIME TO TIME ON THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         Section 7. Restrictions on Becoming a Creditor of the Borrower. The Guarantor hereby waives any claim, as that term is defined in the United States Bankruptcy Code, which the Guarantor might now have or might hereafter acquire against the Borrower, including, but not limited to, claims arising by way of subrogation, reimbursement, indemnity, exoneration, contribution, extensions of credit or equity contributions, it being the intent of the parties that the Guarantor shall not be a creditor of the Borrower under the United States Bankruptcy Code.

         Section 8. Events Authorizing Acceleration of Guaranty. Should any of the following Events of Default occur with respect to a Guarantor or with respect to the Borrower, the Bank may, in the Bank's sole and absolute discretion, immediately and without notice or demand accelerate and call due as to Guarantor the full unpaid amount of the Loan plus all interest and other fees and charges then accrued: (a) the entry of a decree or order for relief by a court having jurisdiction against or with respect to the Guarantor or the Borrower in an involuntary case under the federal bankruptcy laws or any state insolvency or similar laws ordering the liquidation of a Guarantor or the Borrower or a reorganization of the Guarantor or the Guarantor's business and affairs or of the Borrower or the Borrower's business and affairs or the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for the Guarantor or the Guarantor's property or for the Borrower or any of the Borrower's property and the failure to have such decree, order, or appointment discharged or dismissed within thirty (30) days from the date of entry; (b) the commencement by the Guarantor or the Borrower of a voluntary case under the federal bankruptcy laws or any state insolvency or similar laws or the consent by the Guarantor or the Borrower to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, or similar official for the Guarantor of any of the Guarantor's property or for the Borrower or any of the Borrower's property, or the making by the Guarantor or by the Borrower of any assignment for the benefit of creditors, or the failure by the Guarantor generally to pay such Guarantor's debts as the debts become due or the failure by the Borrower generally to pay the Borrower's debts as such debts become due; (c) the entry of a judgment against the Guarantor or the Borrower and the failure to satisfy such judgment within thirty (30) days (either by payment or by the filing of a supersedeas bond) unless such judgment has been appealed in good faith and the legal affect of such appeal is to stay the obligation to satisfy such judgment until resolution of the appeal; (d) a default by the Borrower in payment or in performance of the Borrower's obligations under any of the Loan Documents (together with the expiration of any applicable grace period); (e) a default by the Guarantor in any of the terms or provisions of this Guaranty Agreement and failure to cure same within fifteen (15) days after the Bank gives written notice to the Guarantor; (f) the occurrence of any default or Event of Default as defined in any of the Loan Documents; and (g) the death of Stephen T. Walker.

         Section 9. Financial Statements and Tax Returns. The Guarantor covenants and agrees to furnish the Bank with un-audited annual personal financial statements in form approved by the Bank promptly after the close of each calendar year or at such other times as the Bank may request, and shall furnish the Bank with true and correct copies of all state and federal tax returns within ten (10) days after they are filed.



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         Section 10.      Confession of Judgment; Venue.  Upon the occurrence
of any Event of Default hereunder the Guarantor authorizes any attorney admitted to practice before any court of record in the United States to confess judgment on behalf of the Guarantor against the Guarantor, in the full amount due on the Loan plus attorneys' fees of fifteen percent (15%) of such amount. Provided, however that in no event shall the Bank collect and retain attorneys' fees in excess of those fees actually incurred by the Bank. In any action brought under this Guaranty, whether a confessed judgment proceeding or otherwise, the Guarantor hereby consents to the exercise of personal jurisdiction over him by any state or federal court located in the State of Maryland and agrees that venue shall be proper in any County of the State of Maryland or in Baltimore City, as well as in any court of competent jurisdiction in the State of Maryland. The Guarantor waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon the Guarantors any right or privilege of exemption, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment.

         Section 11. Expenses of Collection. Should this Guaranty Agreement or any claim hereunder be referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, the Guarantor shall pay all of the Bank's actual costs, fees (including actual attorneys' fees) and expenses resulting from such referral.

         Section 12. Binding Nature. This Guaranty Agreement shall inure to the benefit of and be enforceable by the Bank and the Bank's successors and assigns, and shall be binding upon and enforceable against the Guarantor and the Guarantor's personal representatives, heirs, and assigns.

         Section 13. Bank May Assign; Termination of Guaranty. This Guaranty Agreement may be assigned by the Bank, and shall terminate upon the performance by the Borrower and the Guarantor of all obligations to the Bank under the Loan Documents and the repayment in full of all sums due the Bank, whether principal, interest, fees, charges, assessments, or otherwise.

         Section 14. Notices. All notices, requests and demands upon the respective parties hereto shall be deemed to have been given or made when delivered against hand receipt or two (2) business days after deposit in the United States mail, postage prepaid, or one (1) business day after deposit with a nationally recognized overnight delivery service, and addressed as follows:


                                  If to the GUARANTOR:
                                  --------------------

                                  Stephen T. Walker
                                  c/o Trusted Information Systems, Inc.
                                  3060 Washington Road
                                  Glenwood, Maryland 21738

                                  With copies to:

                                  David A. Carney, Esquire
                                  Reese & Carney
                                  10715 Charter Drive
                                  Columbia, MD 21044

                                  If to the BANK:
                                  --------------

                                  Mercantile-Safe Deposit and Trust Company





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                                  Two Hopkins Plaza
                                  Baltimore, Maryland 21201
                                  Attention: Robert C. Barclay

                                  With copies to:

                                  Kevin J. Davidson, Esquire
                                  Gallagher, Evelius & Jones
                                  The Park Charles - Suite 400
                                  218 North Charles Street
                                  Baltimore, Maryland 21201-4033

or to such other address and addressee with respect of any party as such party shall notify the others in writing.

         Section 15. Waiver. No waiver of any power, privilege, right or remedy (hereinafter collectively referred to as "Rights") hereunder shall be effective unless in writing. No delay on the part of the Bank in exercising any Rights hereunder, or under any other instrument executed by the Borrower or any other person in connection with the transaction (including the Loan Documents) shall operate as a waiver thereof, and no single or partial exercise of any such Rights shall preclude other or further exercise thereof, or the exercise of any other Rights. Waiver by the Bank of any default by the Borrower or any other person shall not constitute a waiver of any subsequent defaults, but shall be restricted to the default so waived. If any provision or part of any provision of this Agreement shall be contrary to any law which the Bank might seek to apply or enforce, or should otherwise be defective, the other provisions, or parts of such provisions, of this Agreement shall not be affected thereby, but shall continue in full force and effect. All Rights of the Bank hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all Rights given hereunder or in or by any other instruments or any laws now existing or hereafter enacted.

         Section 16. Choice of Law. This Guaranty Agreement shall be construed, interpreted and enforced in accordance with the law of the State of Maryland.

         Section 17. Tense, Gender, Captions. As used herein, the plural shall refer to and include the singular, and the singular, the plural and the use of any gender shall include and refer to any other gender as the context may require. All captions are solely for the purpose of convenience.

         Section 18. Terms of Loan Documents. The Guarantor has read the Note and other Loan Documents and fully understand the terms thereof and the extent of his obligations in guaranteeing payment and performance by the Borrower thereunder.





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         IN WITNESS WHEREOF, and intending to be legally bound, the Guarantor has hereunto set his hand and seal as of the day and year first above written.


WITNESS:                                 GUARANTOR:


    /s/ Laurence B. Raber                       /s/ Stephen T. Walker   (SEAL)
- --------------------------------         --------------------------------
                                         Stephen T. Walker



STATE OF MARYLAND, CITY/COUNTY Of HOWARD, to wit:

         I HEREBY CERTIFY, that on this 26th day of July, 1995, before me, the undersigned Notary Public of the State of Maryland, personally appeared Stephen
T. Walker, known to me (or satisfactorily proved) to be the person who executed the aforegoing Personal Guaranty Agreement, and acknowledged that he executed the same in the capacity and for the purposes therein recited.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                               /s/  Laurence B. Raber
                                        -----------------------------------
                                        Notary Public
                                        My commission expires:  6-1-98





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